Exhibit 5.2(a)

August 6, 2013

The Laclede Group, Inc.

720 Olive Street

St. Louis, Missouri 63101

Re: The Laclede Group, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to The Laclede Group, Inc., a Missouri corporation (“Laclede Group”), in connection with the Registration Statement on Form S-3, as may be amended from time to time (the “Registration Statement”), filed on August 6, 2013 by Laclede Group and its wholly owned subsidiary, Laclede Gas Company, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus relating to Laclede Group contained therein (the “Prospectus”) and one or more supplements, free writing prospectuses or other offering materials with respect to the Prospectus (each, a “Prospectus Supplement”), by Laclede Group of an unspecified number or amount and aggregate initial offering price of securities (the “Securities”) consisting of (a) senior debt securities, (b) subordinated debt securities (together with clause (a), the “Debt Securities”), (c) shares of Laclede Group’s Preferred Stock, $25 par value per share, (d) shares of Laclede Group’s Common Stock, $1.00 par value per share, (e) stock purchase contracts of Laclede Group and (f) stock purchase units of Laclede Group. The Securities may be issued, sold and delivered from time to time under the Registration Statement, the Prospectus and one or more Prospectus Supplements pursuant to Rule 415 under the Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of (a) the Registration Statement, (b) the form of Indenture relating to Senior Debt Securities filed as Exhibit 4.1 to the Registration Statement (as amended, supplemented or modified from time to time, the “Senior Debt Indenture”), between Laclede Group and The Bank of New York Mellon, as trustee (the “Senior Debt Trustee”), (c) the Indenture dated December 16, 2002, relating to Subordinated Debt Securities, between Laclede Group and The Bank of New York Mellon, as successor trustee (the “Subordinated Debt Trustee” and together with the Senior Debt Trustee, each a “Trustee”), filed as Exhibit 4.2 to the Registration Statement (as amended, supplemented or modified from time to

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The Laclede Group, Inc.

August 6, 2013

time, the “Subordinated Debt Indenture” and together with the Senior Debt Indenture, each an “Indenture”) and (d) such other certificates and documents of officials of Laclede Group, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies, and that the Debt Securities will conform to the applicable specimen thereof to be filed as an exhibit to the Registration Statement or otherwise incorporated by reference therein.

In addition, this opinion assumes that:

(a) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective under the Act and will remain effective and shall not have been terminated or rescinded through any offer and sale of Securities;

(b) for each series of Debt Securities that Laclede Group offers by means of a Prospectus, Laclede Group will have prepared and filed with the Commission under the Act a Prospectus Supplement which describes such series;

(c) Laclede Group will have offered, issued and sold the Debt Securities in the manner contemplated by the Registration Statement and the relevant Prospectus Supplement and otherwise in compliance with all applicable federal and state securities laws, and the terms of any such Debt Securities will not violate any applicable law or any debt securities of Laclede Group or result in a default or breach of any agreement binding upon Laclede Group, and will comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over it;

(d) in the case of any series of Debt Securities which Laclede Group issues and sells, the Board of Directors of Laclede Group (or any authorized committee thereof (that board or any such committee being the “Board”)) will have taken all corporate action necessary to authorize and approve the issuance of those Debt Securities and approve the terms of the offering and sale of those Debt Securities;

(e) the terms of the Debt Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, Laclede Group’s Articles of Incorporation, including any amendments thereto, Laclede Group’s Bylaws, including any amendments thereto, or other organizational documents of Laclede Group or any applicable law or any agreement or instrument binding on Laclede Group and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Laclede Group and in conformity with the applicable Indenture and the applicable resolutions of the Board, supplemental indenture or officer’s certificate relating to such Debt Securities;

(f) Laclede Group and the initial purchasers of any series of Debt Securities will have duly authorized, executed and delivered a definitive purchase, underwriting or similar agreement relating to those Debt Securities, which shall have been duly authorized, executed and delivered by Laclede Group and the other parties thereto;

The Laclede Group, Inc.

August 6, 2013

(g) in the case of any Debt Securities issuable on the conversion, exchange, redemption or exercise of other Securities, those Debt Securities will be available for issuance on that conversion, exchange, redemption or exercise;

(h) at the time of the issuance of the Debt Securities, (i) Laclede Group will be a corporation existing and in good standing under the laws of the State of Missouri and (ii) Laclede Group will have all necessary corporate power and authorization; and

(i) at the time of execution, authentication, issuance and delivery of any Debt Securities of any series, (i) the Board will have designated and established the terms of the series to which those Debt Securities belong and those Debt Securities will not include any provision that is unenforceable; (ii) the applicable Indenture and the Trustee under such Indenture will have become qualified under the Trust Indenture Act of 1939, as amended, as applicable; (iii) the applicable Indenture and any supplemental indenture to such Indenture or officer’s certificate delivered pursuant to such Indenture relating to such Debt Securities will have been, authorized, executed and delivered by Laclede Group and the applicable Trustee; (iv) forms of Debt Securities complying with the terms of the applicable Indenture and evidencing those Debt Securities will have been executed, authenticated, issued and delivered in accordance with the provisions of such Indenture, the applicable resolution of the Board or supplemental indenture or officer’s certificate relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement therefore; and (v) the applicable Indenture, including any supplemental indenture or officer’s certificate relating to such Debt Securities, will be a valid and binding obligation of each party thereto other than Laclede Group, enforceable against such party in accordance with its terms, and shall purport to be governed by the laws of the State of New York.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that when any Debt Securities have been duly executed, authenticated, issued and delivered and paid for as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and in accordance with the terms of the applicable Indenture and any applicable resolutions of the Board, supplemental indenture or officer’s certificate relating to the Debt Securities and any applicable definitive purchase, underwriting or similar agreement, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board) will be valid and binding obligations of Laclede Group.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.

The Laclede Group, Inc.

August 6, 2013

B. The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding at law or in equity), and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

C. This letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any future changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to Laclede Group or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus or any Prospectus Supplement forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.